                       Merrill Lynch Retirement Benefit
                           Investment Program, Inc.
                                    Class A
                                 Total Return

                                                                EXHIBIT 99.16(b)

                                          Period from
                                          10/27/88                Annual
                                          (inception)             Total*
                                          to 09/30/89             Return
                                          -----------             ------

Initial Investment                        $1,000.00               $1,000.00

Divided by
Maximum Offering Price                        11.96
                                              -----
Divided by Net Asset Value                                        11.18
                                                                  -----
Equals Shares Purchased                       83.61               89.45

Plus SHares Acquired through
Dividend Reinvestment                          6.94                7.40
                                               ----                ----
Equals Shares Held
at 09/30/89                                   90.55               96.85

Multiplied by Net Asset
Value at 09/30/89                             11.93               11.93
                                              -----               -----
Equals Ending Redeemable
Value at $1,000
Investment (ERV) at 09/30/89              $1,080.30           $1,155.40

Divided by $,000 (p)                       1.080.30              1.1554

Subtract 1                                   0.0803              0.1554

Expressed as a percentage
equals the Aggregate Total
Return for the period  (T)                     8.03%
                                               =====

Expressed as a percentage
equals the aggregate total
return for the period                                             15.54%
                                                                  ======
ERV divided by P                             1.0803

Raise to the power of                     1 / .9260

Equals                                       1.0870

Subtract 1                                   0.0870

Expressed as a percentage
equals the Average
Annualized Total Return                        8.70%
                                               =====

*Does not include sales charge for the period.